Exhibit 3.5

CERTIFICATE OF FORMATION

OF

CMP HOLDINGS LLC

This Certificate of Formation of CMP HOLDINGS LLC (the “LLC”), dated as of May 3, 2006, is being duly executed and filed by Matthew Norgard, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et. seq.).

FIRST: The name of the limited liability company formed hereby is CMP HOLDINGS LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o National Corporate Research, LTD., 615 South DuPont Highway, Dover, County of Kent, 19901.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is National Corporate Research, LTD., 615 South DuPont Highway, Dover, County of Kent, 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Matthew Norgard
Matthew Norgard
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:36 PM 05/03/2006
FILED 12:21 PM 05/03/2006
SRV 060413305 - 4152614 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company:

CMP HOLDINGS LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“FIRST: The name of the limited liability company formed hereby is VERSO PAPER LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of August, 2006.

By:	/s/ Daniel Vazquez
Name: Daniel Vazquez
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:11 PM 08/22/2006
FILED 03:11 PM 08/22/2006
SRV 060783468 - 4152614 FILE

VERSO PAPER INC.

6775 Lenox Center Court, Suite 100

Building E, 1st Floor

Memphis, TN 38115

CONSENT TO USE OF NAME

Verso Paper Inc., a corporation organized under the laws of the State of Delaware, hereby consents to the use of the name Verso Paper LLC in the State of Delaware.

IN WITNESS WHEREOF, the said Verso Paper Inc. has caused this consent to be executed by its Chief Executive Officer this 11 day of August, 2006.

/s/ LH Puckett
By: LH Puckett
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:26 PM 12/28/2009
FILED 01:26 PM 12/28/2009
SRV 091139603 - 4152614 FILE

CERTIFICATE OF MERGER

OF

VERSO PAPER FIVE CORP.

(a Delaware corporation)

WITH AND INTO

VERSO PAPER LLC

(a Delaware limited liability company)

December 24, 2009

Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act, as amended, the undersigned, Verso Paper LLC, a limited liability company organized under the Delaware Limited Liability Company Act, does hereby certify as follows:

FIRST: The name and jurisdiction of organization of the limited liability company and corporation that are constituent entities (the “Constituent Entities”) to the merger are:

Name	Jurisdiction
Verso Paper LLC	Delaware
Verso Paper Five Corp.	Delaware

SECOND: An Agreement and Plan of Merger dated as of December 24, 2009 (the “Merger Agreement”), between Verso Paper LLC, a Delaware limited liability company (the “Company”), and Verso Paper Five Corp., a Delaware corporation (“Verso Paper Five”), providing for the merger of Verso Paper Five with and into the Company (the “Merger”) has been approved and executed by each of the Constituent Entities in accordance with Section 18-209 of the Delaware Limited Liability Company Act and Section 264 of the Delaware General Corporation Law.

THIRD: The name of the surviving domestic limited liability company is Verso Paper LLC.

FOURTH: The executed Merger Agreement is on file at the offices of the Company located at 6775 Lenox Center Court, Suite 400, Memphis, Tennessee, 38115-4436.

FIFTH: A copy of the Merger Agreement will be furnished by the Company on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is a Constituent Entity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the date first written above and is being filed in accordance with Section 18-209 of the Delaware Limited Liability Company Act.

VERSO PAPER LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

[Verso Paper Five Corp. - Certificate of Merger]

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